SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 5, 2006 (August 29, 2006)

WINWIN GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21566	84-1219819
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117

Address of Principal Executive Offices

Zip Code

(702) 212-4530

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02             SALE OF UNREGISTERED SECURITIES.

On August 29, 2006, WinWin Gaming, Inc. (the “Company”) entered into a consulting agreement (the “Calico Consulting Agreement”) with Calico Capital Management, LLC (“Calico”), pursuant to which the Company will issue 1,000,000 shares of the Company’s restricted common stock (the “Calico Shares”) to Calico in consideration for Calico’s financial consulting services to the Company, within 10 business days of executing the Calico Consulting Agreement. The Calico Shares will be shares of restricted stock and the certificate evidencing them will bear a restricted legend and stop transfer order will be placed against them. In addition, under the Calico Consulting Agreement, Calico will receive piggyback registration rights that will allow it to include the Calico Shares in certain future registration statements filed by the Company.

The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

This brief description of the terms of the Calico Consulting Agreement is qualified by reference to the provisions of that agreement, attached to this report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

10.1	Consulting Agreement, dated as of August 29, 2006, by and between WinWin Gaming Inc. and Calico Capital Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2006

WINWIN GAMING, INC.

By:	/s/ Martie Vlcek

Martie Vlcek, Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Consulting Agreement, dated as of August 29, 2006, by and between WinWin Gaming Inc. and Calico Capital Management, LLC.